Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Franklin Templeton Digital Holdings Trust of our reports dated June 27, 2025 relating to the financial statements of the Trust and of the Fund, which appear in Franklin Templeton Digital Holdings Trust’s Annual Report on Form 10-K for the year ended March 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
February 12, 2026